Exhibit 99.1

Carla Baca

Financial Communications

P: 615.269.8175

News Release

HEALTHCARE REALTY TRUST REPORTS NORMALIZED FFO OF $0.33 PER SHARE FOR THE FOURTH QUARTER

NASHVILLE, Tennessee, February 22, 2012 — Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter ended December 31, 2011. Normalized FFO for the three months ended December 31, 2011 totaled $0.33 per diluted common share. Normalized FAD for the three months ended December 31, 2011 totaled $0.35 per diluted common share.

For the three months ended December 31, 2011, revenues totaled $76.4 million, income from continuing operations totaled $1.6 million, and net income attributable to common stockholders totaled $2.9 million.

Salient highlights include:

•

Healthcare Realty’s stabilizing properties (“SIP”) are 40% leased, up from 33% last quarter. The Company expects leasing at its SIP properties to exceed 50% by the middle part of the year and continue improving through year-end. One fully-leased development, consolidated into CIP, was funded with a construction loan from the Company that was repaid in January. Excluding this development, the properties in CIP are 37% leased, up from 27% last quarter and well-positioned to exceed 50% prior to completion. Including the developments that the Company is funding through construction loans, which are all 100%-leased properties, Healthcare Realty’s overall development portfolio, excluding the CIP property whose loan was repaid, is now 55% leased.

•

Healthcare Realty invested $43.7 million during the fourth quarter of 2011, including $18.3 million in two property acquisitions, $10.0 million in three existing construction mortgages, and $15.4 million in five properties under construction.

•

For the twelve months of 2011, Healthcare Realty invested $331.6 million, including $150.3 million in acquisitions, $40.0 million in mortgages, $61.9 million in construction mortgages, and $79.4 million in properties under construction.

•	Occupancy in the same facility portfolio was 91%, and the occupancy of new investments made during the year, which are not included in the same facility portfolio, was 97%.

•

Same facility NOI increased 4.1% from the third to fourth quarters of 2011. The multi-tenanted same facility NOI increased 3.5% in the fourth quarter from a year ago, and the overall portfolio increased 2.2%, over the same time period.

•

The weighted average increase in lease rates for the Company’s multi-tenanted properties remained strong in the fourth quarter. Contractual rates for in-place leases were up 3.1% and rate increases on newly executed leases (“cash leasing spreads”) averaged 2.5%, continuing a steady upward trend.

•	The percentage of Healthcare Realty’s medical office properties that are on or adjacent to campus increased to 74% in the fourth quarter of 2011 compared to 66% a year ago.

•	A quarterly dividend of $0.30 per share was declared, which is 85.7% of normalized FAD.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $2.9 billion in 209 real estate properties and mortgages as of December 31, 2011, excluding assets classified as held for sale

HEALTHCAREREALTY.COM | PAGE 1 OF 5

and including an investment in one unconsolidated joint venture. The Company’s 201 owned real estate properties, excluding assets classified as held for sale, are located in 28 states and total approximately 13.7 million square feet. The Company provides property management services to approximately 10.3 million square feet nationwide.

The Company directs interested parties to its Internet site, www.healthcarerealty.com, where information is posted regarding this quarter’s operations. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2011 under the heading “Risk Factors,” and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

HEALTHCAREREALTY.COM | PAGE 2 OF 5

HEALTHCARE REALTY TRUST INCORPORATED

Consolidated Statements of Operations (1)

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
REVENUES
Master lease rent	$13,073	$12,758	$54,930	$52,262
Property operating	58,962	50,121	222,039	189,778
Straight-line rent	1,168	586	4,771	2,627
Mortgage interest	1,723	669	6,973	2,377
Other operating	1,516	2,242	7,936	8,630

	76,442	66,376	296,649	255,674

EXPENSES
General and administrative	4,523	4,380	20,991	16,891
Property operating	28,791	26,037	115,415	100,314
Impairment	—	—	—	1,259
Bad debt, net	(169)	9	(249)	(431)
Depreciation	20,894	17,561	78,088	66,393
Amortization	2,480	1,480	8,257	5,373

	56,519	49,467	222,502	189,799

OTHER INCOME (EXPENSE)
Loss on extinguishment of debt	—	—	(1,986)	(480)
Interest expense	(18,492)	(17,908)	(76,038)	(65,710)
Interest and other income, net	201	615	820	2,403

	(18,291)	(17,293)	(77,204)	(63,787)

INCOME (LOSS) FROM CONTINUING OPERATIONS	1,632	(384)	(3,057)	2,088

DISCONTINUED OPERATIONS
Income from discontinued operations	641	876	2,535	4,059
Impairments	(4,999)	(150)	(6,697)	(6,252)
Gain on sales of real estate properties	5,642	40	7,035	8,352

INCOME FROM DISCONTINUED OPERATIONS	1,284	766	2,873	6,159

NET INCOME (LOSS)	2,916	382	(184)	8,247

Less: Net income attributable to noncontrolling interests	—	(2)	(30)	(47)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,916	$380	$(214)	$8,200

BASIC EARNINGS (LOSS) PER COMMON SHARE
Income (loss) from continuing operations	$0.02	$(0.01)	$(0.04)	$0.03

Discontinued operations	0.02	0.02	0.04	0.10

Net income (loss) attributable to common stockholders	$0.04	$0.01	$0.00	$0.13

DILUTED EARNINGS (LOSS) PER COMMON SHARE
Income (loss) from continuing operations	$0.02	$(0.01)	$(0.04)	$0.03

Discontinued operations	0.02	0.02	0.04	0.10

Net income (loss) attributable to common stockholders	$0.04	$0.01	$0.00	$0.13

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	76,404,709	63,176,732	72,720,147	61,722,786

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	77,474,951	63,176,732	72,720,147	62,770,826

(1)	The Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

HEALTHCARE REALTY TRUST INCORPORATED

Consolidated Statements of Cash Flows (1)

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Cash flows from operating activities:
Net income (loss)	$2,916	$382	$(184)	$8,247
NON-CASH ITEMS:
Depreciation and amortization - real estate	23,062	19,011	85,362	72,213
Depreciation and amortization - other	1,942	1,399	7,026	5,681
Provision for bad debt, net	(95)	9	(160)	(409)
Impairments	4,999	150	6,697	7,511
Straight-line rent receivable	(1,137)	(549)	(4,630)	(2,472)
Straight-line rent liability	119	(217)	488	92
Stock-based compensation	650	566	2,922	2,411
Provision for deferred post-retirement benefits	461	223	1,844	1,390
Other non-cash items	—	—	—	(542)

Total non-cash items	30,001	20,592	99,549	85,875

OTHER ITEMS:
Accounts payable and accrued liabilities	12,148	(3,524)	10,770	5,834
Other liabilities	1,822	(1,098)	7,939	470
Other assets	(3,459)	(2,212)	(7,993)	(9,137)
Gain on sales of real estate properties	(5,642)	(40)	(7,035)	(8,352)
Loss on extinguishment of debt	—	—	1,986	480
Payment of partial pension settlement	—	(2,240)	—	(2,582)

Total other items	4,869	(9,114)	5,667	(13,287)

Net cash provided by operating activities	37,786	11,860	105,032	80,835

Cash flows from investing activities:
Acquisition and development of real estate properties	(50,255)	(185,381)	(230,106)	(369,034)
Funding of mortgages and notes receivable	(9,953)	(11,188)	(101,931)	(25,109)
Proceeds from sales of real estate	14,579	1,191	19,572	34,512
Proceeds from mortgages and notes receivable repayments	2,809	1,816	17,797	9,201

Net cash used in investing activities	(42,820)	(193,562)	(294,668)	(350,430)

Cash flows from financing activities:
Net borrowings (repayments) on unsecured credit facility	37,000	(131,000)	212,000	(50,000)
Borrowings on notes and bonds payable	—	396,800	—	396,800
Repayments on notes and bonds payable	(1,166)	(757)	(3,703)	(2,516)
Repurchase of notes payable	—	—	(280,201)	(8,556)
Dividends paid	(23,352)	(19,340)	(89,270)	(75,821)
Proceeds from issuance of common stock	80	38,761	251,916	118,205
Purchase of noncontrolling interests	—	—	(1,591)	—
Common stock redemptions	(35)	—	(86)	—
Debt issuance and assumption costs	(6,806)	(483)	(7,728)	(1,199)
Capital contributions received from noncontrolling interests	—	(53)	—	633
Distributions to noncontrolling interest holders	(3)	(82)	(284)	(481)

Net cash provided by financing activities	5,718	283,846	81,053	377,065

Increase (decrease) in cash and cash equivalents	684	102,144	(108,583)	107,470
Cash and cash equivalents, beginning of period	4,054	11,177	113,321	5,851

Cash and cash equivalents, end of period	$4,738	$113,321	$4,738	$113,321

(1)	The Consolidated Statements of Cash Flows do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

Reconciliation of Funds from Operations (1) (2):

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Net Income (loss) Attributable to Common Stockholders	$2,916	$380	$(214)	$8,200

Gain on sales of real estate properties	(5,642)	(40)	(7,035)	(8,352)
Impairments	4,999	150	6,697	7,511
Real estate depreciation and amortization	23,062	18,883	85,234	71,725

Total adjustments	22,419	18,993	84,896	70,884

Funds From Operations	$25,335	$19,373	$84,682	$79,084

Funds From Operations Per Common Share - Diluted	$0.33	$0.30	$1.15	$1.26

Weighted Average Common Shares Outstanding - Diluted	77,474,951	64,241,164	73,807,041	62,770,826

Reconciliation of Funds Available for Distribution (2):

(Dollars in thousands, except per share data)

(Unaudited)

Three Months Ended December 31, 2011

Net Income Attributable to Common Stockholders	$2,916

Gain on sales of real estate properties	(5,642)

Total non-cash items included in cash flows from operating activities (3)	30,001

Funds Available For Distribution	$27,275

Funds Available For Distribution Per Common Share - Diluted	$0.35

Weighted Average Common Shares Outstanding - Diluted	77,474,951

Normalized Funds from Operations and Funds Available for Distribution:

(Dollars in thousands, except per share data)

(Unaudited)

Three Months Ended December 31, 2011

Funds From Operations	$25,335

Adjustments:

Acquisition costs	199
Write off of deferred financing costs upon renewal of line of credit facility	393

Normalized Funds From Operations	$25,927

Normalized Funds From Operations Per Common Share - Diluted	$0.33

Weighted Average Common Shares Outstanding - Diluted	77,474,951

Three Months Ended December 31, 2011

Funds Available For Distribution	$27,275

Adjustments:

Acquisition costs	199

Normalized Funds Available For Distribution	$27,474

Normalized Funds Available For Distribution Per Common Share - Diluted	$0.35

Weighted Average Common Shares Outstanding - Diluted	77,474,951

(1)	Funds from operations (“FFO”) is calculated according to the definition of the National Association of Real Estate Investment Trusts and is comprised primarily of net income (loss) attributable to common stockholders and depreciation from real estate, but is not adjusted for certain non-cash income and expense items. The SEC indicated in 2003 that impairment charges (losses) could not be added back to net income attributable to common stockholders in calculating FFO. However, in late October 2011, NAREIT issued an alert indicating that the SEC staff recently advised NAREIT that it currently takes no position on the matter of whether impairment charges should be added back to net income to compute FFO and NAREIT affirmed its original definition of FFO. For 2011, the Company is following the NAREIT definition to exclude impairment charges and has restated all prior periods to exclude impairment charges in calculating FFO and FFO per share to agree with the 2011 presentation.
(2)	FFO and Funds Available For Distribution (“FAD”) do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and are not necessarily indicative of cash available to fund cash needs. FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company’s operating performance or as alternatives to cash flow as measures of liquidity.
(3)	See the Consolidated Statements of Cash Flows that are included in this earnings release.